Exhibit 10.9
FORBRIGHT, INC.
EMPLOYEE STOCK PURCHASE PLAN
Section 1.    Purpose of Plan.
The name of the Plan is the Forbright, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated after-tax payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the US Internal Revenue Code of 1986, as amended (“Code Section 423”). The provisions of the Plan, accordingly, shall be construed so as to allow participation in a manner consistent with the requirements of Code Section 423. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423, provided that except as expressly set forth herein, any such offering shall be operated and administered in the same manner as an offering that is intended to meet the requirements of Code Section 423.
Section 2.    Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, which shall administer the Plan in accordance with Section 14 hereof.
(b)    “Adoption Date” has the meaning set forth in Section 25 hereof.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(e)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded.
(f)    “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.
(g)    “Company” means Forbright, Inc., a Delaware corporation (or any successor company).
(h)    “Compensation” means the base salary, wages, overtime pay, and commissions payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan, before deduction for any pre-tax contributions made by the Employee to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Designated Subsidiary. The Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.
(i)    “Designated Subsidiaries” means any Subsidiary (whether now existent or hereafter organized or acquired by the Company or a Subsidiary) that has been designated by the Administrator to participate in the Plan.
(j)    “Employee” means any individual who is a regular employee of the Company or a Designated Subsidiary having the status of an “employee” within the meaning of Section 3401(c) of the Code; provided that, for any specific Offering Period, the Administrator may exclude those individuals who:
(i)    have been regular employees of the Company or a Designated Subsidiary for less than two years prior to the Offering Period,
(ii)    are customarily employed for 20 hours or less per week,
(iii)    are customarily employed not more than five months in any calendar year,
(iv)    are “highly compensated employees” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or
(v)    are “highly compensated employees” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code) (x) with compensation above a specified level, (y) who are officers or (z) who are subject to the disclosure requirements of Section 16(a) of the Exchange Act;
provided further, that, any such exclusion must be applied in a uniform manner to all employees of the Company and the Designated Subsidiaries for such Offering Period.
For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Unless otherwise determined by the Administrator and set forth in the applicable offering, where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day immediately following the expiration of such three month period. For the avoidance of doubt, the term “Employee” shall not include any consultant, independent contractor or non-employee director of the Company or a Designated Subsidiary. Notwithstanding the foregoing, for purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, the Administrator may make modifications to the definition of Employee as deemed appropriate.

(k)    “Enrollment Date” means the first day of each Offering Period.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
(m)    “Exercise Date” means the last Trading Day in each Offering Period, or such other date or dates within the Offering Period as determined by the Administrator (including for purposes of establishing any interim purchase period within an Offering Period).
(n)    “Fair Market Value” of the Common Stock or another security as of a particular date means the fair market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise determined by the Administrator, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding trading day on which there was a sale of such share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.
(o)    “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as set forth in Section 5 hereof.
(p)    “Plan” means this Forbright, Inc. Employee Stock Purchase Plan, as may be amended and/or restated from time to time.
(q)    “Purchase Price” means the amount established by the Administrator in its sole discretion in advance of the applicable offering under the Plan; provided that such amount shall not be less than the lesser of either (i) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or (ii) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.
(r)    “Subsidiary” means a corporation, domestic or foreign (including any limited liability company (or other eligible entity) that has elected to be taxed for U.S. federal income tax purposes as a corporation, or any disregarded entity with respect to a corporation), of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. Notwithstanding the foregoing, for purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, “Subsidiary” may include a corporation or any other entity of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary.
(s)    “Trading Day” means a day on which the Nasdaq is open for trading.

Section 3.    Eligibility; Ownership Threshold; Annual Limit.
(a)    Options may be granted only to Employees. Unless otherwise determined by the Administrator in a manner that satisfies the requirements of Code Section 423 (if applicable), any Employee employed on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.
(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 worth of shares of Common Stock (calculated based on the Fair Market Value of the shares of Common Stock on the Enrollment Date) for each calendar year in which such option is outstanding at any time.
Section 4.    Offerings.
The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable regulations thereunder.
Section 5.    Offering Periods.
Offerings shall be implemented by Offering Periods in the discretion of the Administrator. Each Offering Period shall commence at such time and be of such duration not to exceed 27 months, as determined by the Administrator prior to the start of the applicable Offering Period. The initial Offering Period under the Plan shall commence on the date established by the Administrator. The decision of the Administrator to implement an Offering Period shall not require the Administrator to implement any additional consecutive or overlapping Offering Period.
Section 6.    Participation.
An eligible Employee determined in accordance with Section 3 hereof may elect to become a participant in the manner specified by the Administrator from time to time, which may include accessing the website designated by the Company from time to time and electronically enrolling in an Offering Period or submitting an enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing payroll deductions, in each case at least ten days prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Administrator for all eligible Employees with respect to a given Offering Period.
Section 7.    Payroll Deductions.
(c)    At the time a participant enrolls in an Offering Period, such participant shall elect to have after-tax payroll deductions made during the Offering Period pursuant to such procedures as the Administrator may specify from time to time and, unless otherwise determined by the Administrator, in an amount between 1% and 15% of the Compensation which such participant receives during the Offering Period.
(d)    Payroll deductions shall commence with the first payroll period following the Enrollment Date and end with the last payroll period in the Offering Period, unless sooner altered or terminated as provided in the Plan.
(e)    All payroll deductions made for a participant shall be credited to the participant’s account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional lump sum contributions to such account unless specifically provided for in the offering.
(f)    A participant may discontinue such participant’s participation in the Plan as provided in Section 11 hereof, or may decrease the rate of such participant’s payroll deductions during the current Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. If permitted by the Administrator, a participant may increase the rate of such participant’s payroll deductions for an upcoming Offering Period by amending such participant’s enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide, including by electronic means) authorizing an increase in payroll deduction rate within ten business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof. The Administrator shall be authorized to limit the number of participation rate changes during any Offering Period, which, unless otherwise determined by the Administrator, shall be one time during the applicable Offering Period.
(g)    Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) hereof, a participant’s payroll deductions may be decreased to 0% during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional shares of Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period for which the participant is able to purchase shares of Common Stock in compliance with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) hereof, unless terminated by the participant as provided in Section 11 hereof.
Section 8.    Grant of Option.
On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to the lesser of (i) a number of shares of Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price and (ii) 10,000 shares of Common Stock; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 11 hereof.
Section 9.    Exercise of Option.
(a)    Unless a participant withdraws from the Plan as provided in Section 11 hereof, such participant’s option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in such participant’s account. No fractional shares will be purchased. Unless otherwise determined by the Administrator, any funds left over in a participant’s account after the Exercise Date, including any payroll deductions which are not sufficient to purchase a full share, shall be returned to the participant as soon as administratively practicable following the Exercise Date.
(b)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant.
(c)    A participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to such participant’s option prior to the time that such option is exercised to purchase of shares of Common Stock on the Exercise Date.
Section 10.    Delivery to Broker Account.
(a)    As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm or other third-party administrator (the “ESPP Broker Account”). The Administrator may require that, except as otherwise provided below, the deposited shares of Common Stock may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one year period measured from the applicable Exercise Date. The Company may require that the participant pay any applicable account maintenance fees incurred with respect to the participant’s ESPP Broker Account, which fees may be collected in such manner as determined by the Company, including, without limitation, by implementing the sale of a sufficient number of shares of Common Stock from the participant’s ESPP Broker Account to cover such fees. The Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares of Common Stock acquired under the Plan.
(b)    Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares of Common Stock held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.
(c)    The foregoing procedures shall apply to all shares of Common Stock purchased by the participant under the Plan, whether or not the participant continues in Employee status.
Section 11.    Withdrawal; Termination of Employment.
(a)    A participant may withdraw all but not less than all the payroll deductions, if any, credited to such participant’s account and not yet used to exercise such participant’s option under the Plan at any time in the manner specified by the Administrator from time to time, which may include accessing the website designated by the Company and electronically withdrawing from the Offering Period or giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions credited to such participant’s account will be paid to such participant (without interest) as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.
(b)    Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(j) hereof), the payroll deductions and other contributions, if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned (without interest) to such participant or, in the case of such participant’s death, to the person or persons estate, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated under Section 2(j) hereof but in fact remains an Employee may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period.

Section 12.    Interest.
No interest shall accrue on the payroll deductions credited to a participant’s account under the Plan unless otherwise determined by the Administrator or required by applicable law.
Section 13.    Shares Available for Sale.
(a)    The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be equal to [●]1 shares of Common Stock (subject to adjustment as provided in Section 18 hereof), as increased on the first day of each fiscal year of the Company beginning on and including January 1, 2027, by a number equal to the lesser of (x) 1% of the aggregate number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (y) a number of shares of Common Stock as is determined by the Administrator. Notwithstanding the foregoing, in no event shall the maximum number of shares of Common Stock available for issuance under the Plan exceed [●]2 shares (subject to adjustment as provided in Section 18 hereof). If on a given Exercise Date the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
(b)    The participant will have no interest or voting right in shares covered by such participant’s option until such option has been exercised and the participant has become a holder of record of the purchased shares of Common Stock.
Section 14.    Administration.
(a)    The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims under the Plan. Every finding, decision and determination made by the Administrator shall, to the fullest extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
(b)    For purposes of any offering under the Plan that is not intended to meet the requirements of Code Section 423, the Administrator shall have the authority, in its sole discretion, to approve addenda to the Plan and any enrollment agreement pursuant to this Section
1     This number to be equal to 1.5% of all classes of the outstanding common stock of the Company on a fully diluted basis as of immediately following the closing of the IPO, without giving effect to any exercise by the underwriters of their option to purchase additional shares in the IPO.

2     This number to be equal to 11.5% of all classes of the outstanding common stock of the Company on a fully diluted basis as of immediately following the closing of the IPO, without giving effect to any exercise by the underwriters of their option to purchase additional shares in the IPO.

14(b) with such terms and conditions as the Administrator deems necessary or appropriate to accommodate the terms of such offering, provided that except as expressly set forth herein, any such offering shall be operated and administered in the same manner as an offering that is intended to meet the requirements of Code Section 423.
(c)    The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 14 to one or more officers of the Company, subject to the requirements of Code Section 423 and applicable law or any stock exchange on which the Shares are traded.
(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Certificate of Incorporation and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 15.    Transfer Restrictions.
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof. During a participant’s lifetime, a participant’s option to purchase shares of Common Stock under the Plan is exercisable only by the participant.
Section 16.    Use of Funds.
All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds unless otherwise required by applicable law.
Section 17.    Reports.
Individual book accounts will be maintained for each participant in the Plan. Statements of account will be made available to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

Section 18.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
(a)    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock reserved and available for future sale under the Plan, as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that neither the conversion of any convertible securities of the Company nor any grant of awards under any other equity compensation plan sponsored by the Company shall be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator in the manner determined by the Administrator, in its sole discretion, and any such determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the number of shares of Common Stock reserved and available for future sale under the Plan, as well as the number of shares and price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
(b)    In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate and all participant contributions in respect of any open Offering Period will be refunded to the participants immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.
(c)    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Administrator may determine, in the exercise of its sole discretion, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for such participant’s option has been changed to the New Exercise Date and that such participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date such participant has withdrawn from the Offering Period as provided in Section 11 hereof. If no New Exercise Date is set by the Administrator, all participant contributions in respect of an open Offering Period will be refunded to the participants immediately prior to the closing of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation.

Section 19.    Amendment or Termination.
(a)    The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Code Section 423 (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Exercise Date, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as Administrator determines in its sole discretion advisable which are consistent with the Plan.
Section 20.    Notices.
All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 21.    Conditions Upon Issuance of Shares.
(a)    Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the Plan not be registered on any Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to participants in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such participants during the Offering Period in which such Exercise Date occurs shall be distributed to such participants without interest unless otherwise required by the terms of such offering or applicable law.

(b)    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 22.    Certain Tax Matters.
(a)    If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share of Common Stock issued to such participant hereunder, and such disposition occurs within the two year period commencing on the Enrollment Date or within the one year period commencing on the day of the Exercise Date, such participant shall promptly notify the Company thereof.
(b)    Purchases of shares of Common Stock by participants who are U.S. taxpayers participating in any offering under the Plan that is not intended to meet the requirements of Code Section 423 are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, any such offering and this Plan shall be interpreted in accordance therewith. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payments. The participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
(c)    Neither the Company nor the Administrator will be liable to any participant or to any other party if the Plan or any offering fails or ceases to qualify as an “Employee Stock Purchase Plan” under Code Section 423.
Section 23.    No Right to Employment.
Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or Designated Subsidiary to terminate the employment of an Employee.
Section 24.    Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 25.    Term of Plan.
The Plan was adopted on March 27, 2026, subject to approval by the Company’s stockholders on [●], 2026 (the “Adoption Date”), and became effective on the date immediately preceding the date on which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering covering the offer and sale by the Company of its Common Stock is declared effective by the U.S. Securities and Exchange Commission. It shall continue in effect until the 10th anniversary of the Adoption Date or until earlier terminated pursuant to Section 19 hereof.
Section 26.    Provisions for Foreign Participants.
(a)    The Administrator may establish subplans, addenda or procedures under the Plan and any enrollment agreement or take any other necessary or appropriate action to address applicable law, including (i) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (ii) listing and other requirements of any non-U.S. securities exchange and (iii) any necessary local governmental or regulatory exemptions or approvals.
(b)    By participating in the Plan or accepting any rights under it, each participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares of Common Stock offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the participant and the participant’s participation in the Plan.